Exhibit 99.1

Chicken Soup for the Soul Entertainment Reports SECOND Quarter Earnings

Management to host a live webcast on August 14, 2023, at 4:30 pm ET

Board of Directors to create a Strategic Review Committee to explore strategic options

COS COB, Conn, August 14, 2023 – Chicken Soup for the Soul Entertainment Inc. (Nasdaq: CSSE) – one of the largest providers of premium content to value-conscious consumers, today announced its financial results for the second quarter ended June 30, 2023.

“August 11 marked the first anniversary of our Redbox acquisition. It’s been an incredible year integrating two companies to create one of the largest providers of premium entertainment to value-conscious consumers,” said William J. Rouhana, Jr., chairman and chief executive officer of Chicken Soup for the Soul Entertainment. “It’s worth noting the massive changes that have happened in the media space and the broader economy over the past 12 months that are affecting all of us in this space. Despite these seismic changes, we have been able to streamline our business to drive cash flow. Additionally, given an increased level of strategic opportunities, we will be forming a strategic review committee of our board of directors to consider the various ways to unlock maximum shareholder value.”

Second Quarter 2023 Financial Summary

•	Net revenue of $79.9 million, compared with net revenue of $37.6 million in the year-ago period
•	Net loss of $43.7 million, compared with a net loss of $20.8 million in the year-ago period; $40.5 million net loss before income taxes and preferred dividends, compared with $18.5 million net loss in the year-ago period
•	Adjusted EBITDA of $0.7 million, compared with Adjusted EBITDA of $5.6 million in the year-ago period

Recent Business Highlights

•	Saw record-breaking performance at kiosks and TVOD driven by The Super Mario Bros. Movie, including becoming the top movie rental in 2023, the most rented movie in its first week since Top Gun: Maverick, and the most first-week rentals for a family film since The Croods: A New Age. The film also broke week one TVOD revenue records, and its Premium VOD/EST debut surpassed the previous record held by Avatar: The Way of Water

•	Crackle Connex signed a deal with TikTok to provide content from its platform to over 3,000 kiosk digital video screens, allowing brands to leverage Redbox’s digital-out-of-home network
•	Began the rollout of the previously announced 1,500 kiosk expansion program with key retail partner Dollar General
•	Crackle Connex signed a deal with Coinstar’s adPlanet Retail Media Group and Velocity MSC to bring its reach of digital-out-of-home video screens to over 10,000
•	Signed FAST deals with AMC Networks, Fremantle, Revry, and Love Stories TV bringing on channels including The Walking Dead, Portlandia, Supermarket Sweep, and The Jamie Oliver Channel
•	Locomotive Global’s Rana Naidu was named a top 10 globally streamed series on Netflix by Parrot Analytics; Locomotive Global also recently signed deals with All3Media, Endemol Shine, and Applause Entertainment
•	Premiered At Home with Genevieve on Crackle, presented by PetSmart through a branded partnership agreement with Crackle Connex
•	Redbox launched its Christmas and Holiday FAST channel on the Redbox free streaming app, the Roku channel, and LG FAST
•	Launched the Chicken Soup for the Soul FAST channel on the Philo streaming TV service which can be accessed through numerous devices, including Roku, Samsung TVs, and Amazon Fire TV

For a discussion of the financial measures presented herein which are not calculated or presented in accordance with U.S. generally accepted accounting principles (“GAAP”), see “Note Regarding Use of Non-GAAP Financial Measures" below and the schedules to this press release for additional information and reconciliations of non-GAAP financial measures.

The company presents non-GAAP measures such as Adjusted EBITDA to assist in an analysis of its business. These non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the company's operating performance.

For further information on the matters discussed in this release, please see our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2023 to be filed with the Securities and Exchange Commission on or about August 14, 2023.

Conference Call Information

•	Date & Time: Monday, August 14, 2023, 4:30 p.m. ET
•	To access a dial-in number, the company encourages participants to register in advance by visiting the following pre-registration link here
•	Please note that a dial-in option is not available without registering at the provided link.
•	A live webcast of the event will also be available in the “Event Calendar” section under the “News & Events” tab of the Chicken Soup for the Soul Entertainment investor relations website at http://ir.cssentertainment.com

Conference Call Replay Information

•	A webcast replay will be made available at http://ir.cssentertainment.com/ in the “Event Calendar” section under the “News & Events” tab following the completion of the call

About Chicken Soup for the Soul Entertainment

Chicken Soup for the Soul Entertainment (Nasdaq: CSSE) provides premium content to value-conscious consumers. The company is one of the largest advertising-supported video-on-demand (AVOD) companies in the US, with three flagship AVOD streaming services: Redbox, Crackle, and Chicken Soup for the Soul. In addition, the company operates Redbox Free Live TV, a free ad-supported streaming television service (FAST), with nearly 180 FAST channels as well as a transaction video on demand (TVOD) service, and a network of approximately 29,000 kiosks across the US for DVD rentals. To provide original and exclusive content to its viewers, the company creates, acquires, and distributes films and TV series through its Screen Media and Chicken Soup for the Soul TV Group subsidiaries. Chicken Soup for the Soul Entertainment is a subsidiary of Chicken Soup for the Soul, LLC, which publishes the famous book series and produces super-premium pet food under the Chicken Soup for the Soul brand name.

Note Regarding Use of Non-GAAP Financial Measures

Our consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). We use a non-GAAP financial measure to evaluate our results of operations and as a supplemental indicator of our operating performance. The non-GAAP financial measure that we use is Adjusted EBITDA. Adjusted EBITDA (as defined below) is considered a non-GAAP financial measure as defined by Regulation G promulgated by the SEC under the Securities Act of 1933, as amended. Due to the significance of non-cash and non-recurring expenses recognized during the years ended December 31, 2022 and 2021, and six months ended June 30, 2023 and 2022, and the likelihood of material non-cash, non-recurring, and acquisition related expenses to occur in future periods, we believe that this non-GAAP financial measure enhances the understanding of our historical and current financial results as well as provides investors with measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. Further, we believe that Adjusted EBITDA enables our board of directors and management to analyze and evaluate financial and strategic planning decisions that will directly affect operating decisions and investments. We believe this measure is an important indicator of our operational strength and performance of our business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets. We believe the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by management. We believe it helps improve investors’ ability to understand our operating performance and makes it easier to compare our results with other companies that have different capital structures or tax rates. In addition, we believe this measure is also among the primary measures used externally by our investors, analysts and peers in our industry for purposes of valuation and comparing our operating performance to other companies in our industry.

The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual, infrequent or non-recurring items or by non-cash items. This non-GAAP financial measure should be considered in addition to, rather than as a substitute for, our actual operating results included in our condensed consolidated financial statements.

We define Adjusted EBITDA as consolidated operating income (loss) adjusted to exclude interest, taxes, depreciation, amortization (including tangible and intangible assets), film library amortization and related costs (film library amortization, film library revenue shares and participation costs, theatrical release costs) as well as amortization for certain program rights, acquisition-related costs, consulting fees related to acquisitions, dividend payments, non-cash share-based compensation expense, and adjustments for other unusual and infrequent in nature identified charges, including transition related expenses. Adjusted EBITDA is not an earnings measure recognized by U.S. GAAP and does not have a standardized meaning prescribed by GAAP; accordingly, Adjusted EBITDA may not be comparable to similar measures presented by other companies. We believe Adjusted EBITDA to be a meaningful indicator of our performance that management uses and believes provides useful information to investors regarding our financial condition and results of operations. The most comparable GAAP measure is operating income (loss).

A reconciliation of net loss to Adjusted EBITDA will be provided in the company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2023 filed on or about August 14, 2023, under the section thereof entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Reconciliation of Unaudited Historical Results to Adjusted EBITDA.”

Forward-Looking Statements and Available Information

This press release includes forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are statements that are not historical facts. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Such assumptions involve a number of known and unknown risks and uncertainties, including but not limited to risks relating to our core strategy, operating income and margin, seasonality, liquidity, including cash flows from operations, available funds, and access to financing sources, free cash flows, revenues, net income, profitability, stock price volatility, future regulatory changes, price changes, ability to achieve and sustain market acceptance of our content streaming services and other content offerings, ability to recruit and retain officers, key employees, or directors, ability to protect our intellectual property, ability to complete and integrate into our existing operations future strategic acquisitions, ability to manage growth, ability to pay dividends and our debt obligations, as well as evolving regulatory or other operational risks, and risks presented by changing general market conditions impacting demand for our services. For a more complete description of these and other risks and uncertainties, please refer to Item 1A (Risk Factors) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023, as amended. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by the forward-looking statements contained in this press release. Information regarding the acquisition of Redbox and related transactions is qualified by reference to the Company’s Current Reports on Form 8-K filed with the SEC on May 11, 2022 as amended May 12, 2022, June 6, 2022, August 12, 2022, November 14, 2022 and thereafter from time to time, and all exhibits filed with respect to such reports. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

###

Contact:

(INVESTOR RELATIONS)

Zaia Lawandow

Chicken Soup for the Soul Entertainment

zlawandow@chickensoupforthesoul.com

(PRESS)

Peter Binazeski

Chicken Soup for the Soul Entertainment

pbinazeski@chickensoupforthesoul.com

Tables Follow

Chicken Soup for the Soul Entertainment, Inc.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2023	2022
ASSETS
Cash, cash equivalents and restricted cash	$6,917,111	$18,738,395
Accounts receivable, net of allowance for doubtful accounts of $1,872,302 and $1,277,597, respectively	159,316,288	113,963,425
Prepaid expenses and other current assets	9,044,398	13,196,180
Operating lease right-of-use assets	14,549,978	16,315,342
Content assets, net	109,708,725	126,090,508
Intangible assets, net	290,025,906	305,425,709
Goodwill	261,322,774	260,748,057
Other assets, net	27,714,084	29,401,793
Total assets	$878,599,264	$883,879,409

LIABILITIES AND EQUITY
Accounts payable	$65,156,863	$50,960,682
Accrued expenses	93,694,320	87,817,015
Due to affiliated companies	4,022,477	3,778,936
Programming obligations	58,228,000	55,883,788
Film library acquisition obligations	30,189,206	39,750,121
Accrued participation costs	46,333,084	28,695,713
Debt, net	511,902,350	479,653,611
Contingent consideration	6,866,449	7,311,949
Put option obligation	4,400,000	11,400,000
Operating lease liabilities	16,127,975	18,079,469
Other liabilities	22,868,837	20,800,186
Total liabilities	859,789,561	804,131,470

Equity
Stockholders' Equity:
Series A cumulative redeemable perpetual preferred stock, $.0001 par value, liquidation preference of $25.00 per share, 10,000,000 shares authorized; 5,556,605 and 4,496,345 shares issued and outstanding, respectively; redemption value of $138,915,125 and $112,408,625, respectively	555	450
Class A common stock, $.0001 par value, 140,000,000 shares authorized; 26,003,391 and 15,621,562 shares issued, 23,581,089 and 13,198,720 shares outstanding, respectively	2,579	1,559
Class B common stock, $.0001 par value, 20,000,000 shares authorized; 7,654,506 shares issued and outstanding, respectively	766	766
Additional paid-in capital	396,992,240	355,185,280
Deficit	(350,061,978)	(247,752,446)
Accumulated other comprehensive income	(70,969)	47,528
Class A common stock held in treasury, at cost (2,422,842 and 2,422,842 shares, respectively)	(28,165,913)	(28,165,913)
Total stockholders’ equity	18,697,280	79,317,224
Noncontrolling interests	112,423	430,715
Total equity	18,809,703	79,747,939
Total liabilities and equity	$878,599,264	$883,879,409

Chicken Soup for the Soul Entertainment, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net revenues	$79,910,063	$37,636,947	$189,509,356	$66,843,144
Costs and expenses
Operating	65,285,767	31,596,524	161,592,135	54,171,932
Selling, general and administrative	24,556,530	17,373,018	57,320,081	30,189,538
Amortization and depreciation	10,995,085	1,680,443	22,178,802	3,328,701
Management and license fees	4,926,349	3,763,695	12,778,490	6,684,315
Total costs and expenses	105,763,731	54,413,680	253,869,508	94,374,486
Operating loss	(25,853,668)	(16,776,733)	(64,360,152)	(27,531,342)

Interest expense	17,901,099	2,022,770	34,567,358	3,333,229
Other non-operating income, net	(1,370,495)	(279,405)	(2,065,185)	(481,197)
Loss before income taxes and preferred dividends	(42,384,272)	(18,520,098)	(96,862,325)	(30,383,374)
Income tax provision	(1,898,687)	14,000	(684,536)	34,000
Net loss before noncontrolling interests and preferred dividends	(40,485,585)	(18,534,098)	(96,177,789)	(30,417,374)
Net loss attributable to noncontrolling interests	(76,942)	(142,350)	(204,604)	(180,735)
Net loss attributable to Chicken Soup for the Soul Entertainment, Inc.	(40,408,643)	(18,391,748)	(95,973,185)	(30,236,639)
Less: preferred dividends	3,323,756	2,391,442	6,336,347	4,673,511
Net loss available to common stockholders	$(43,732,399)	$(20,783,190)	$(102,309,532)	$(34,910,150)

Net loss per common share:
Basic and diluted	$(1.50)	$(1.39)	$(4.07)	$(2.30)
Weighted-average common shares outstanding:
Basic and diluted	29,171,223	14,950,458	25,163,744	15,152,222

Chicken Soup for the Soul Entertainment, Inc.

Adjusted EBITDA

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss available to common stockholders	$(43,732,399)	$(20,783,190)	$(102,309,532)	$(34,910,150)
Preferred dividends	3,323,756	2,391,442	6,336,347	4,673,511
Net (loss) income attributable to noncontrolling interests	(76,942)	(142,350)	(204,604)	(103,965)
Income tax (benefit) provision	(1,898,687)	14,000	(684,536)	34,000
Other Taxes	172,859	178,403	425,738	258,775
Interest Expense	17,901,099	2,022,770	34,567,358	3,333,229
Film Library & Program Amortization	10,782,476	14,666,992	51,658,019	24,354,016
Stock-based Compensation	912,841	957,859	1,827,412	1,954,656
Reserve for bad debt and video returns	658,363	692,295	1,816,066	1,274,129
Amortization and depreciation	10,995,085	2,674,893	22,178,802	4,678,966
Other non-operating income,net	(1,370,495)	(279,405)	(2,065,185)	(481,197)
Non-cash settlement of management and licensing fees	1,231,587	255,615	4,681,587	255,615
Transitional expenses and other non-recurring costs	1,759,127	2,919,987	2,506,232	3,909,819
Adjusted EBITDA	$658,670	$5,569,311	$20,733,704	$9,231,404